STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 22, 2014

Job Number: C20141023-0292
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140727478-72	Amended Designation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20141023-0292
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

150201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation Before Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20140727478-72
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/22/2014 7:45 AM
	Entity Number E0606662011-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - Before Issuance of Class or Series)

1. Name of corporation:

Wytec International, Inc.

2. The original class or series of stock set forth:

Series B Preferred Stock

3. By a resolution of the board of directors the original class or series is amended as follows:

1. Designation

The number of authorized shares of Preferred Stock is 20,000,000, 6,650,000 of which are hereby designated as "Series B Preferred Stock," with the rights, preferences, privileges, and restrictions set forth in this Certificate.

4. As of the date of this certificate no shares of the class or series of stock have been issued.

5. Effective date of filing: (optional) 10/20/2014

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X William H Gray

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.